UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 14, 2020

PVH CORP. /DE/
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
13-1166910, NEW YORK, New York		10016
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (212)-381-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
   (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
   (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	PVH	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Entry into material compensatory agreements

On February 14, 2020, PVH Corp. (the “Company”) entered into a new employment agreement with Cheryl Abel-Hodges, the Chief Executive Officer of Calvin Klein (the “Abel-Hodges Agreement”). The Abel-Hodges Agreement supersedes the Amended and Restated Employment Agreement, dated as of December 16, 2008, between Ms. Abel-Hodges and the Company, which was amended as of March 31, 2011.
The following is a description of the material terms and conditions of the Abel-Hodges Agreement.
Ms. Abel-Hodges will serve as the Chief Executive Officer, Calvin Klein, and is required to perform such duties and services as will from time to time be assigned to her by the Company’s Board of Directors (the “Board”), Chief Executive Officer (the “CEO”) or President.
Ms. Abel-Hodges’ initial base salary is $1,000,000 per annum and is subject to annual review and upward adjustment in the discretion of the Board. Ms. Abel-Hodges also is eligible to participate in the Company’s bonus and stock plans and other incentive compensation programs, as well as all employee benefit and insurance plans sponsored or maintained by the Company for similarly situated executives of the Company.  In addition, Ms. Abel-Hodges is entitled to reimbursement of reasonable expenses incurred or paid by Ms. Abel-Hodges in the performance of her duties.
The Abel-Hodges Agreement sets forth Ms. Abel-Hodges’ rights to severance upon termination of employment. Ms. Abel-Hodges is entitled to severance only if her employment is terminated by the Company without “cause” or if she terminates her employment for “good reason.”  “Cause” is defined in the Abel-Hodges Agreement as (i) gross negligence or willful misconduct (A) in Ms. Abel-Hodges’ performance of the material responsibilities of her position, which results in material economic harm to the Company or its affiliates or (B) that results in material reputational harm to the Company or its affiliates; (ii) Ms. Abel-Hodges’ willful and continued failure to perform substantially her duties (other than any such failure resulting from incapacity due to physical or mental illness); (iii) Ms. Abel-Hodges’ conviction of, or plea of guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law (other than a traffic violation) or a crime of moral turpitude; (iv) Ms. Abel-Hodges’ having willfully divulged, furnished, or made accessible any confidential information (as defined in the Abel-Hodges Agreement); (v) any act or failure to act by Ms. Abel-Hodges that, under the provisions of applicable law, disqualifies her from acting in her position; or (vi) any material breach of the Abel-Hodges Agreement, the Company’s Code of Business Conduct and Ethics or any other material Company policy.
“Good reason” is defined in the Abel-Hodges Agreement as (i) the assignment to Ms. Abel-Hodges without her consent of any duties inconsistent in any material respect with Ms. Abel-Hodges’ position, or any other action by the Company that results in a material diminution in such position; (ii) a change in Ms. Abel-Hodges’ reporting relationship such that she no longer reports directly to the Board, the CEO or the President of the Company; (iii) a reduction of her base salary; (iv) the taking of any action by the Company that substantially diminishes (A) the aggregate value of Ms. Abel-Hodges’ total compensation opportunity, and/or (B) the aggregate value of the employee benefits provided to her relative to all other similarly situated senior executives; (v) requiring that Ms. Abel-Hodges’ services be rendered primarily at a location or locations more than 75 miles from the location of the principal office at which she performs her duties, except for traveling to attend to the Company’s business; or (vi) the failure of the Company to require any successor to the Company to assume expressly and agree to perform the Abel-Hodges Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.
If Ms. Abel-Hodges’ employment is terminated without cause or for good reason (other than during the two-year period after a “change in control” (as defined in the Abel-Hodges Agreement)), Ms. Abel-Hodges is entitled, subject to executing a release of claims in the Company’s favor, to an aggregate amount equal to two times the sum of her base salary plus an amount equal to the bonus that would be payable if “target” level performance were achieved under the Company’s annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). This amount will be paid in accordance with the Company’s payroll schedule in 48 semi-monthly substantially equal installments. The Abel-Hodges Agreement provides that during the two-year period following Ms. Abel-Hodges’ termination of employment without cause or for good reason (other than during the two-year period after a change in control), medical, dental and life insurance coverages are continued for Ms. Abel-Hodges (and her family, to the extent participating prior to termination of employment), subject to Ms. Abel-Hodges executing a release of claims in the Company’s favor and subject to cessation if she obtains replacement coverage from another employer (although there is no duty to seek employment or mitigate damages). Ms. Abel-Hodges is required to pay the active employee rate, if any, for such coverage.
Ms. Abel-Hodges also is entitled, subject to executing a release of claims in the Company’s favor, to severance upon the termination of her employment by the Company without cause or by her for good reason within two years after a change in control. In either such case, she will receive an aggregate amount equal to two times the sum of her base salary plus an amount equal to the bonus that would be payable if “target” level performance were achieved under the Company’s annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). This amount will be paid in a lump sum, if the change in control constitutes a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” (each within the meaning of Section 409A of the Code). The amount will be paid in 48 semi-monthly substantially equal payments, if the change in control does not constitute a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” under Section 409A of the Code. The Abel-Hodges Agreement provides that during the two-year period following Ms. Abel-Hodges’ termination of employment without cause or for good reason within two years after a change in control, medical, dental and life insurance coverages are continued for Ms. Abel-Hodges (and her family, to the extent participating prior to termination of employment), subject to Ms. Abel-Hodges executing a release of claims in the Company’s favor and subject to cessation if she obtains replacement coverage from another employer (although there is no duty to seek employment or mitigate damages). Ms. Abel-Hodges is required to pay the active employee rate, if any, for such coverage.
Ms. Abel-Hodges will not be entitled to severance under the Abel-Hodges Agreement if the Company’s Calvin Klein business is sold, spun off or otherwise disposed of by the Company, regardless of the form or nature of such transaction, and either (i) Ms. Abel-Hodges continues her employment in substantially the same or a greater capacity in regard to the Calvin Klein business as immediately prior to the transaction, regardless of the terms of such employment, or (ii) Ms. Abel-Hodges is offered continued employment in connection with such transaction (whether or not she accepts the offer) and either (A) the Abel-Hodges Agreement is to be assumed by the purchaser or other acquirer of the Calvin Klein business or is to be continued as a result of the purchase, spin off or other transaction involving a change in control of the entity then employing Ms. Abel-Hodges or (B) she is offered employment in substantially the same or a greater capacity in regard to the Calvin Klein business and (1) her base salary is no less than the base salary then in effect and (2) all other compensation and benefits offered to her are consistent with similarly situated executives with the new employer (including in comparable affiliates).
The Abel-Hodges Agreement provides that if Ms. Abel-Hodges’ receipt of the foregoing severance would subject her to the excise tax on excess parachute payments under Section 4999 of the Code, her severance would be reduced by the amount required to avoid the excise tax if such a reduction would give Ms. Abel-Hodges a better after-tax result than if she had received the full severance amount.
The Abel-Hodges Agreement also includes certain restrictive covenants in favor of the Company, including prohibitions during and following employment against Ms. Abel-Hodges’ use of confidential information, soliciting Company employees for employment by herself or anyone else, interfering with the Company’s business relationships, and competing against the Company by accepting employment or being otherwise affiliated with a direct competitor of the Company’s businesses or products as of the date of termination or any business that the Company is planning to engage in or products that the Company is planning to develop or launch.
This summary of the Abel-Hodges Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Abel-Hodges Agreement attached to this Current Report on Form 8-K as Exhibit 10.1, which is incorporated herein by reference.
Item 9.01 Financial Statements And Exhibits.
(d) Exhibits.
Exhibit No.   Description of Exhibit

10.1	Employment Agreement, dated as of February 14, 2020, between PVH Corp. and Cheryl Abel-Hodges.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer, Executive Vice President

Date: February 14, 2020